UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 25, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                           On January 25, 2016, Charles J. Thayer informed the Board of Directors of MainSource Financial Group, Inc. (the “Company”) of his intention to retire from the Board of Directors effective as of April 27, 2016, the date of the Company’s 2016 Annual Meeting of Shareholders.  Mr. Thayer has served on the Board of Directors of the Company since 2011.

(d)                                           Also on January 25, 2016, the Board of Directors of the Company, pursuant to the authority granted by the Bylaws of the Company, voted to appoint Vince Berta to the Board effective February 22, 2016.  Mr. Berta will also join the board of directors of MainSource Bank and will be a member the Audit Committee and the Credit and Risk Committees of the Board.  The Company issued a press release announcing the appointment, a copy of which is attached to this Form 8-k as Exhibit 99.1.

Pursuant to the 2015 Director Compensation Plan, Mr. Berta will receive an annual retainer of $40,000 (pro rated for 2015-2016), payable in shares of restricted Company common stock valued at $19.89, which was the closing price of the Company’s common stock on April 29, 2015, the date of the 2015 Annual Meeting.  The retainer shares shall vest 100% on February 22, 2016, the date of grant.

Additionally, Mr. Berta shall receive cash fees for each Board or committee meeting he attends.

Mr. Berta’s initial term will end at the Company’s 2016 Annual Meeting of Shareholders.

Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC, a private investment firm providing specialized investment banking and advisory services primarily to financial, real estate and investment companies.  Mr. Berta is also a partner in Landmark Financial Advisors, Inc., a registered investment advisory company he co-founded in 2002.

Mr. Berta has 34 years of experience in the financial services industry, previously serving as the Executive Vice President and Regional Chairman of US Bank Corporation and the Chairman, President and Chief Executive Officer of Trans Financial, Inc., a $2.3 billion bank acquired by US Bank Corporation in 1998.  Mr. Berta has also served as Chief Financial Officer and in various other roles for banking institutions.  Mr. Berta is active in various community and civic associations, including work on the Focus 2030 Comprehensive Plan, which was formed to provide a community framework for growth in Bowling Green, Kentucky.

There are no arrangements or understandings between Mr. Berta and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Berta or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of the Company’s press release regarding the appointment of Mr. Berta is furnished as Exhibit 99.1 to this Report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                           Exhibits.

99.1                        Press Release of MainSource Financial Group, Inc. dated January 28, 2016, regarding the appointment of Vince Berta to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2016

MAINSOURCE FINANCIAL GROUP, INC.

	By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of MainSource Financial Group, Inc. dated January 28, 2016.